                                                                    EXHIBIT 4.2

                            COMMON                                                   COMMON
                           SERIES A                                                 SERIES A
                      PAR VALUE $1.67 EACH                                    PAR VALUE $1.67 EACH



   [NUMBER]                                                                                              [SHARES]
DS
                     INCORPORATED UNDER THE LAWS                               SEE REVERSE SIDE FOR
                      OF THE STATE OF DELAWARE                               RIGHTS PLAN CERTIFICATION

                 THIS CERTIFICATE IS TRANSFERABLE IN                             CUSIP 080555 10 5
                       BOSTON MASSACHUSETTS AND                          SEE REVERSE FOR CERTAIN DEFINITIONS
                          NEW YORK, NEW YORK                                      AND RESTRICTIONS


                                                      A. H. BELO CORPORATION

          THIS
          CERTIFIES
          THAT




          IS THE
          OWNER OF

                                         FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF



          A. H. Belo Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the
          Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the
          Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[A. H. BELO
 CORPORATION
   DELAWARE
     SEAL]

          /s/ ROBERT W. JECKERD
                     CHAIRMAN OF THE BOARD

          /s/ BRENDA C. MADDOX
                     TREASURER


Dated:

COUNTERSIGNED AND REGISTERED
         THE FIRST NATIONAL BANK OF BOSTON
                                             TRANSFER AGENT
                                              AND REGISTRAR

BY

                                       AUTHORIZED SIGNATURE

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
                             A.H. BELO CORPORATION

     The Corporation is authorized to issue three series of Common Stock (Series
A, Series B, and Series C), and more than one series of preferred stock. Upon written request of the record holder of this Certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

     The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time by owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power, no transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividends, or to any other rights, except the right to transfer such shares to a United States citizen. For these purposes, "alien" shall include the following or their representatives: any individual not a citizen of the United States of America and any representative of any such individual; any corporation or other entity organized under the laws of any foreign government; any foreign government, its agencies or representatives; any partnership of which any partner is an alien, except for limited partners insulated in accordance with the rules and regulations of the Federal
Communications Commission; any corporation or other entity controlled directly or indirectly by other than a United States citizen; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules and regulations of the Federal Communications
Commission.

                            -----------------------

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
        TEN ENT -- as tenants by the entireties                                 (Cust)                 (Minor)
        JT TEN  -- as joint tenants with right of                            under Uniform Gifts to Minors
                   survivorship and not as tenants                           Act _______________________________
                   in common                                                           (State)

   Additional abbreviations may also be used though not in the above list.



For value received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

_______________________________________________________________________________
     PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
     ----------------------------------

Signature(s) Guaranteed:

----------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between A.H. Belo Corporation and The First National Bank of Boston, dated as of March 10, 1986, amended and restated as of February 28, 1996, as amended or supplemented (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of A.H. Belo Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. A.H. Belo Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.